Exhibit 99.2

Northern Oil and Gas, Inc.
Howard Weil 2011
Northern Oil and Gas, Inc. (NYSE/AMEX: NOG)

Forward Looking Statements
Statements made by representatives of Northern Oil and Gas, Inc. (“Northern” or the “Company”) during the course of this presentation that are not historical facts are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the global financial crisis, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, ability to obtain rights to explore and develop oil and gas reserves, financial performance and results, our indebtedness under our credit facility, prices and demand for gas, oil and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves, our ability to make acquisitions on economically acceptable terms, and other important factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Northern undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Presenter
 Michael Reger
 CEO, Chairman

Williston Basin Bakken / Three Forks Focus
  Strong Williston Basin Position
  Bakken / Three Forks acreage
  ~151,300 net acres
  Participated in 475+ Gross
 Bakken / Three Forks wells

NOG Core Bakken Leasehold: ~151,300 Net Acres

Key Operating Statistics
Q4 2010 Average Net Production (boe/d)	~3,700
Exit Rate (boe/d) (as of 12/31/10) 2011E Average Net Production (boe/d)	~5,200 ~6,500 - ~7,100
Net Wells Spud 2010	~25.00
Net Wells Spud (FY 2011E) 3 Net Bakken Wells Available for Drilling: 3 Net Three Forks Wells Available for Drilling: Total Williston Basin Drilling Exposure:	~40.00 1,280 acre spacing = 354 net wells 1,280acre spacing = 354 net wells 708 NET WELLS

Strategy - Keep It Simple
  Maximize Bakken/Three Forks exposure as Non-Operator
  Extensive leasehold in Mountrail County, ND
  Substantial permitting activity on NOG’s acreage
  Continue to partner with experienced operators
  Acquire opportunistic acreage and production
  First Quarter 2011 - Acquired ~11,100 net acre for ~$1,540 per acre
  Maintain financial flexibility and strong balance sheet
  December 2010 Capital Raise of $200 million
  $125 million cash position
  $100 million undrawn credit facility
  No Debt

Bakken Shale Activity
  Favorable developments in the Bakken
  North Dakota rig count is at all-time highs: ~ 173 rigs
  Three Forks productivity delineating rapidly throughout the field
  Completion techniques evolving rapidly (super-fracs widely used)
North Dakota Average Monthly Rig Count

  Record drilling activity has significantly intensified the pace of development
  NOG’s number of net wells drilling, awaiting completion, or completing continues to grow:
  14.17 net wells as of March 28th, 2011
  13.32 net wells as of February 25th, 2011
  12.06 net wells as of November 29th, 2010
  7.2 net wells as of August 9th, 2010
  North Dakota - NOG is currently participating in 141 gross wells drilling or completing (North Dakota rig count: ~ 173 rigs)
Northern’s Bakken Activity

Strong Northern Results
  25 net wells were spud in 2010
  Drilling guidance increased to 40 net wells spud by YE 2011
  Production increased 36% sequentially in Q4 2010
  Production: 95% oil weighted
  Oil Hedges in place through June 2012
  Total Swaps: ~1,789,000 barrels @ ~$87
  Feb-Dec 2011 Costless Collar: ~451,000 barrels @ $85/101.75
  100% success rate in the Bakken/Three Forks play

  Net wells spud:
  40.00
  Average production:
   6,500 - 7,100 BOE per day
  Average estimated well cost:
  $6.3 million
  Drilling capital plan:
  $252 million
  Acreage capital plan:
  Remain opportunistic
2011 Guidance

Northern’s Continued Execution
Cumulative Net Wells Producing & Spud
Average Quarterly Production (BOEPD)
Source: Company Filings

Non-Operator Model
  Majority interest owner can permit a well on standard spacing without protest
  Minority interest owners pooled into pro-rata share of well / drilling unit
  Minority interest owner can permit well with support of other minority owners
Majority Interest (Operator)
75% (480 acres)
Minority Interest
(Non-Operator)
25% (160 acres)
640 Acre Section (Drilling Unit)

14

Non-Operator Model Continued
  Low cost producer
  Pay only direct drilling, development and operating costs of wells
  Not responsible for many other operator costs
  G&G
  R&D
  Seismic
Illustrative Transaction Timeline (1)
  Legal / accounting for production
  Engineering
  Large operator staff not required
Benefits
Complete well
North Dakota Industrial
Commission issues
permit to drill Bakken
well
Receive authority for
expenditure (“AFE”)
Elect to participate / not
participate in AFE
Spud well / Make
payment to operator
based on AFE estimate
Receive first payment
from operator 60 days
after completion
Day 0
Day 120
Day 90
Day 60
Day 30
Day 180
  Transaction timeline can be shorter or longer depending primarily on factors affecting the successful drilling and completion of a well that are both within and beyond the operator’s control.

High-Quality Bakken Operators
OTHERS
Northern Operating Partners (% of Gross Wells)
Risk Diversification + Technology Transfer

Investment Highlights
  Large Core Bakken / Three Forks Acreage Position With
 Significant Drilling Inventory
  Numerous Benefits Achieved Through Working With High-
 Quality Operating Partners
  Attractive Bakken / Three Forks Economics
  Diversification Across Operators

  Acreage Acquisition Advantage

Questions & Answers
Northern Oil and Gas, Inc. (NYSE/AMEX: NOG)